UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___)

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TANDY LEATHER FACTORY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TANDY LEATHER FACTORY, INC.
1900 Southeast Loop 820
Fort Worth, Texas  76140-1003

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Tandy Leather Factory, Inc. Stockholder:

On Tuesday June 7, 2022, Tandy Leather Factory, Inc. will hold our 2022 Annual Meeting of Stockholders at the Tandy retail store #4, adjacent to its principal office in Fort Worth, Texas (address shown above).  The meeting will begin at 11:30 a.m. local time.

Only stockholders who owned common stock at the close of business on April 11, 2022 may vote at the Annual Meeting or any adjournments that may take place.  At the Annual Meeting, we will consider:

(1)	The election of a seven-member Board of Directors for a one-year term;
(2)	Ratification of appointment of our independent registered public accounting firm;
(3)	An advisory vote on executive compensation as disclosed in these materials;
(4)	An advisory vote on the frequency of our advisory vote on executive compensation; and
(5)	Any other business properly presented at the meeting.

Our Board of Directors recommends that you vote in favor of Proposals 1, 2 and 3 and for “one year” in Proposal 4.  Our proxy statement also outlines certain of our corporate governance practices and discusses our compensation philosophy and practices, and it describes the Audit Committee’s recommendation to the Board of Directors regarding our 2021 financial statements.  We encourage you to read these materials carefully.

Under the rules approved by the U.S. Securities and Exchange Commission, we are now furnishing proxy materials on the Internet to our stockholders.  Instructions on how to access and review the proxy materials on the Internet can be found on the Notice of Internet Availability of Proxy Materials sent to our stockholders.  The Notice of Internet Availability of Proxy Materials will also include instructions for stockholders on how to access the proxy card to vote over the Internet.

Your vote is important.  Whether or not you expect to attend the Annual Meeting, we urge you to vote promptly.

Please advise our transfer agent, Broadridge Corporate Issuer Solutions, 1155 Long Island Avenue, Edgewood, NY  11717, of any change in your address, for future mailings.

By Order of the Board of Directors,

Daniel J. Ross
General Counsel and Secretary

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive proxy materials for the Annual Meeting?

Because you are a stockholder of Tandy Leather Factory, Inc. as of the record date and entitled to vote at the 2022 Annual Meeting of Stockholders, our Board of Directors is soliciting your proxy to vote at the Annual Meeting.  You are invited to attend our Annual Meeting on June 7, 2022, beginning at 11:30 am Central time.  The Annual Meeting will be held at our corporate headquarters, 1900 Southeast Loop 820, Fort Worth, Texas  76140.

Our Annual Report on Form 10-K for the year ended December 31, 2021, including our financial statements for 2021 as well as this proxy statement, is posted on our website at www.tandyleather.com.  Choose the “Investor Relations” and then the “Proxy Online” links.  These proxy materials are first being made available to stockholders on or about April 28, 2022.

What am I voting on?

You are voting on four items:
1.	Election of seven directors for a term of one year;
2.	Ratification of appointment of our independent registered public accounting firm;
3.	An advisory vote on Tandy Leather Factory, Inc.’s executive compensation, as disclosed in these materials; and
4.	An advisory vote on the frequency of the advisory vote on executive compensation.

At the date this proxy statement went to print, we did not know of any other matters to be raised at the Annual Meeting.

What are the voting recommendations of the Board of Directors?

The Board of Directors recommends that you vote your shares:
•	“FOR” each of the nominees to the Board of Directors;
•	“FOR” the ratification of appointment of our independent registered public accounting firm;
•	“FOR” the approval, on an advisory basis, of the compensation of Tandy Leather Factory, Inc.’s named executive officers as disclosed in these materials; and
•	“FOR” the approval, on an advisory basis, of a vote of “1 YEAR” for the frequency with which future advisory votes on the executive compensation of our named executive officers occurs.

What is the Notice of Internet Availability of Proxy Materials?

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission, or the SEC, instead of mailing a printed copy of this proxy statement and our Annual Report on Form 10-K to all of our stockholders entitled to vote at the Annual Meeting, we are furnishing the proxy materials to our stockholders over the Internet.  If you received a Notice of Internet Availability of Proxy Materials, or the Notice, by mail, you will not receive a printed copy of the proxy materials.  Instead, the Notice will instruct you as to how you may access and review the proxy materials and submit your vote via the Internet or by telephone.  If you received a Notice by mail and would like to receive a printed copy of the proxy materials, please follow the instructions for requesting such materials included in the Notice.

You may also choose to receive future proxy materials by e-mail by following instructions provided on the website referred to in the Notice.  Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of our Annual Meeting on the environment.  If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site.  Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

On the date of the mailing of the Notice, all stockholders will have the ability to access all of our proxy materials on a website referred to in the Notice.  These proxy materials will be available free of charge.

Who is entitled to vote?

Holders of record of shares of our common stock as of the close of business on April 11, 2022 (the record date) are entitled to vote at the Annual Meeting.  As of that date, a total of 8,594,757 shares of common stock were outstanding and entitled to vote.  Each share of common stock is entitled to one vote.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many stockholders hold their shares through a stockbroker, bank, or other nominee rather than directly in their own name.  As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record.  If your shares are registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by us.

Beneficial Owner.  If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name”, and Notice or proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record.  As the beneficial owner, you are invited to attend the Annual Meeting.  However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting, unless you bring with you a legal proxy from the stockholder of record.  Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

How do I vote?

Your vote is important.  Because many stockholders cannot attend the Annual Meeting in person, it is necessary that a large number be presented by proxy.

If you are a stockholder of record, there are four ways to vote:
•	By Internet, by visiting the website shown on the Notice or the proxy card and following the instructions;
•	By telephone, by calling the toll-free number shown on the Notice or the proxy card and following the instructions;
•	By completing and mailing your proxy card; or
•	By written ballot at the Annual Meeting.

If you vote by Internet or by telephone, your vote must be received by 11:59 PM Eastern Time on June 6, 2022, the business day before the Annual Meeting.  Your shares will be voted as you indicate.  If you return your proxy card but you do not indicate your voting preferences, your shares will be voted, as the case may be with respect to the item not marked:  FOR the election of each of the nominees to the Board of Directors; FOR the ratification of appointment of our independent registered public accounting firm; FOR the approval, on an advisory basis, of the compensation of Tandy Leather Factory, Inc.’s named executive officers as disclosed in these materials; and FOR 1 year for the frequency of future advisory votes on executive compensation.

If your shares are held in a brokerage account in your broker’s name, you should follow the voting directions provided by your broker or nominee.  You may complete and mail a voting instruction card to your broker or nominee or, in most cases, submit voting instructions via the Internet to your broker or nominee.  If you provide specific voting instructions by mail or the Internet, your shares should be voted by your broker or nominee as you have directed.

We will distribute written ballots to anyone who wants to vote at the Annual Meeting.  If you hold your shares in street name, you must request a legal proxy from your broker to vote at the Annual Meeting.

Is my vote confidential?

Yes.  It is our policy that all proxies, ballots and vote tabulations that identify the vote of a stockholder will be kept confidential from us and our directors, officers, and employees until after the final vote is tabulated and announced, except in limited circumstances including any contested solicitation of proxies, when required to meet a legal requirement, to defend a claim against us or to assert a claim by us, or when written comments by a stockholder appear on a proxy card or other voting material.

Who counts the votes?

We will appoint an inspector of election for the Annual Meeting who will count the votes cast.

What is the quorum requirement of the meeting?

A majority of the outstanding shares of common stock determined on April 11, 2022, represented in person or by proxy at the Annual Meeting constitutes a quorum for voting on items at the Annual Meeting.  If you vote, your shares will be part of the quorum.  Abstentions and broker non-votes (discussed below) will be counted in determining the quorum.  Neither, however, will be counted as votes cast.

What vote is required to approve the proposals?

The seven nominees for director receiving the highest number of “FOR” votes at the Annual Meeting will be elected to the Board of Directors.

The affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy by stockholders entitled to vote on the matter is required to approve (1) to ratify the appointment of our independent registered public accounting firm, (2) the advisory approval of the executive compensation of our named executive officers as described in this proxy statement, and (3) the advisory approval of the frequency of the executive compensation of our named executive officers and.  Abstentions are not counted for purposes of the advisory approval of these proposals.

What if I want to change my vote?

You can change your vote on a proposal at any time before the Annual Meeting for any reason by revoking your proxy.  Proxies may be revoked by:
•	Filing a written notice of revocation, bearing a date later than the proxy date, with our Secretary at or before the Annual Meeting;
•	Properly executing a later proxy relating to the same shares;
•	Voting at a later time on the Internet or by telephone, if you previously voted on the Internet or by telephone; or
•	Attending the Annual Meeting and voting in person; however, attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy.

Any written notice revoking a proxy should be sent to:  Secretary, Tandy Leather Factory, Inc., 1900 SE Loop 820, Fort Worth, Texas 76140.

Where can I find the voting results of the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting and publish final results in a current report on SEC Form 8-K within four business days after the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the following as of April 11, 2022, the record date for the Annual Meeting:
•	Beneficial owners of more than 5 percent of the outstanding shares of our common stock, other than our officers and directors;
•	Beneficial ownership by our current directors and nominees and the named executive officers set forth in the Summary Compensation table below; and
•	Beneficial ownership by all our current directors and executive officers as a group, without naming them.

The percentage of beneficial ownership is calculated on the basis of 8,594,757 shares of our common stock outstanding as of April 11, 2022.  The information provided in the table is based on our records, information filed with the SEC, and information provided to us, except where otherwise noted.

Security Ownership of Certain Beneficial Owners
Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class
Common Stock	Bandera Partners LLC (3) 50 Broad Street, Suite 1820 New York, NY 10004	2,857,936	33.2%

Common Stock	JCP Investment Partnership, LP (4) 1177 West Loop South, Suite 1650 Houston, TX 77027	859,197	10.0%

Security Ownership of Management

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)(5)	Percent of Class
Common Stock	Janet Carr	312,049	3.6%
Common Stock	Michael Galvan	-	*
Common Stock	Vicki Cantrell	7,657	*
Common Stock	Elaine D. Crowley (2)	854	*
Common Stock	Jefferson Gramm(3)	2,864,055	33.3%
Common Stock	Sharon M. Leite	7,657	*
Common Stock	James Pappas (4)	868,205	10.1%
Common Stock	Sejal Patel	7,657	*
Common Stock	William Warren	31,558	*
	All Current Directors and Executive Officers as a Group (9 persons)	4,099,692	47.7%
* Represents beneficial ownership of less than 1% of our outstanding shares of common stock.

(1)
All shares of common stock are owned beneficially, and such owner has sole voting and investment power, unless otherwise stated.  The inclusion herein of shares listed as beneficially owned does not constitute an admission of beneficial ownership.

(2)	Holdings for Ms. Crowley consist of 854 restricted stock units scheduled to vest and convert into shares of common stock within 60 days.

(3)
Holdings shown for Jefferson Gramm and Bandera Partners, LLC are based on a Schedule 13D/A filed on February 5, 2021 by Mr. Gramm and Bandera Partners, LLC.  Bandera Partners, LLC is the investment manager of Bandera Master Fund L.P. in whose name 2,857,936 of our shares are held.  Messrs. Gregory Bylinksy and Jefferson Gramm are Managing Partners, Managing Directors and Portfolio Managers of Bandera Partners LLC.  Bandera Master Fund L.P. has delegated to Bandera Partners the sole and exclusive authority to vote and dispose of the securities held by Bandera Master Fund.  As a result, each of Bandera Partners and Messrs. Bylinksy and Gramm may be deemed to beneficially own the shares held by Bandera Master Fund.

(4)
Holdings shown JCP Investment Management, LLC are based on a Schedule 13D/A filed on December 6, 2018 by JCP Investment Management, LLC. Mr. Pappas, one of our Directors, is a Managing Member and Owner of JCP Investment Management, LLC.  As a result, Mr. Pappas may be deemed to beneficially own the shares held by JCP Investment Management, LLC.

(5)	To our knowledge, none of these shares have been pledged.

PROPOSAL ONE:  ELECTION OF DIRECTORS

The Board of Directors Recommends a Vote “FOR” All Nominees.

All directors are to be elected at the Annual Meeting to hold office until the next Annual Meeting of stockholders and until their successors have been duly elected and qualified.  Currently, there are eight directors as provided by our corporate by-laws.  Sharon Leite, a current director, has informed the Company that she will not stand for reelection for the ensuing term; at the conclusion of her current term at the time of the Annual Meeting, the size of the Board of Directors will be reduced to seven members.  It is the intention of the persons named in the accompanying form of proxy card to vote for the election of all seven nominees listed below for election as our directors unless authority to so vote is withheld.  All seven nominees have indicated their willingness to serve for the ensuing term.  If any nominee is unable or declines to serve as a director at the date of the Annual Meeting, the persons named in the proxy card have the right to use their discretion to vote for a substitute.

GENERAL INFORMATION ABOUT THE BOARD OF DIRECTORS

Name	Age	Director Since	Position
Janet Carr	61	2018	Director, Chief Executive Officer
Vicki Cantrell	64	2017	Director
Elaine D. Crowley	63	2021	Director
Jefferson Gramm	46	2014	Chairman of the Board of Directors
Sharon M. Leite*	59	2017	Director
James Pappas	41	2016	Director
Sejal Patel	43	2017	Director
William M. Warren	77	2013	Director

*  Ms. Leite has informed the Company that she will not stand for reelection to our Board of Directors.

Janet Carr, 61, has served as our Chief Executive Officer and as a member of our Board of Directors since October 2018.  Prior to her current role, Ms. Carr served as the SVP of Global Business Development for Caleres (formerly Brown Shoe) from January 2016 until July 2017. While there, she was responsible for international wholesale and retail for all of their brands. Prior to Caleres, Ms. Carr was the President of the Handbag Division of Nine West Group from 2013 to November 2014, where she was responsible for all aspects of design, development and sales in both wholesale and retail.  Ms. Carr has deep experience in strategy and consumer insights in various roles at a number of prominent retailers including Tapestry, Inc. (formerly Coach, Inc.), Gap Inc. and Safeway.

Vicki Cantrell, 64, is a retail veteran with over 20 years of operational experience.  Since January 2020 she has served as Chief Executive Officer for Vendors in Partnership LLC.  From September 2017 until June 2018, she served as Retail Transformation Officer for Aptos Inc., where Ms. Cantrell brought transformation strategies to the retailer’s businesses and to the vendor/retail partnership.  Prior to that role, Ms. Cantrell served from October 2011 to October 2016 as a Senior Vice President at National Retail Federation, which is the world’s largest retail association. From May 2008 until June 2011, she served as Chief Operating Officer of Tory Burch LLC while it experienced 300% growth.  From April 2003 until May 2008 she served as Chief Information Officer of Giorgio Armani, as it underwent a multi-phase CRM implementation. Ms. Cantrell has worked in all facets of the retail industry, as retailer, vendor/partner and industry spokesperson. She has deep expertise in building and executing strategies to meet evolving needs including enhancing customer acquisition, service and loyalty; determining optimal organizational structure in ever-changing environments; and in building robust cyber security programs.

Elaine D. Crowley, 63, served as Chief Restructuring Officer of Stage Stores, Inc. from May 2020 to October 2020 and served as a member of its Board of Directors from 2014 to 2020.   From 2010 until her retirement in 2012, Ms. Crowley served as Executive Vice President and Chief Financial Officer for Mattress Giant Corporation, a mattress retailer.  From 2008 to 2010, Ms. Crowley served as Executive Vice President and Chief Financial Officer and Senior Vice President, Controller and Chief Accounting Officer/Chief Financial Officer for Michaels Stores, Inc., an arts and crafts retailer.  From August 1990 to September 2007, Ms. Crowley was employed by The Bombay Company, Inc., a furniture and home goods retailer, most recently as Senior Vice President, Chief Financial Officer and Treasurer.  She held that title for administrative purposes while also having served as Liquidation Trustee for the Bombay Liquidation Trust from September 2007 to December 2017.  She has 11 years of public accounting experience principally with Price Waterhouse.  She holds a B.B.A. in accounting from Texas Christian University and is licensed as a certified public accountant in Texas.  Ms. Crowley’s tenure in senior executive and financial roles with other retailers and experience as a Certified Public Accountant in the practice of public accounting provides the Board with valuable leadership experience and financial and retail expertise.

Jefferson Gramm, 46, is a portfolio manager at Bandera Partners LLC, which might be deemed to be an affiliate of ours by virtue of holding approximately 33% of our outstanding common stock. See “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT” for information regarding Bandera Partners LLC’s ownership of our common stock.  Mr. Gramm has been in his present position with Bandera since 2006.  His prior experience includes serving as Managing Director of Arklow Capital, LLC, a hedge fund manager focused on distressed and value investments, from October 2004 to July 2006.  He has been a Director of Rubicon Technology since November 2017 and of Innovative Food holdings since September 2021.  He also served as a Director of Ambassadors Group from May 2014 until October 2015 and of Morgan’s Foods Inc. from April 2013 to March 2014. He served as a Director of Peerless Systems Corp from June 2009 to November 2010.   He received an M.B.A. from Columbia University in 2003 and a B.A. in Philosophy from University of Chicago in 1996.  Mr. Gramm provides a unique and valuable perspective with respect to corporate governance, our stockholder base and stockholder issues in general.

Sharon M. Leite, 59, has been Chief Executive Officer of Vitamin Shoppe, Inc. since August 2018. She previously served as Managing Director, President of Godiva Chocolatier in North America from October 2017 until August, 2018.  Prior to joining Godiva, from February 2016 until May 2017, Ms. Leite was the President of Sally Beauty, US and Canada (NYSE: SBH), an international specialty retailer and distributor of professional beauty products, with over 3,000 stores. Prior to joining SBH, from 2007 until January 2016, Ms. Leite was the Executive Vice President of Sales, Customer Experience, & Real Estate at Pier 1 Imports (NYSE:  PIR).  In addition, Ms. Leite has held various executive leadership roles at Bath and Body Works (L Brands) as well as various sales and operations positions with other prominent retailers including Gap, Inc. and The Walt Disney Company.  She currently serves as a member of the Board of Directors of the National Retal Federation (NRF).  Ms. Leite brings significant general management experience as well as retail sales, operations, digital, e-commerce, real estate, merchandising, marketing and human resource strategies.

James Pappas, 41, is the managing member and owner of JCP Investment Management.  Mr. Pappas serves on the board of Innovative Food Holdings, Inc. since 2020.  Mr. Pappas also served as a director of US Geothermal, Inc. from September 2016 until April 2018. He served as a director of Jamba, Inc., a health and wellness brand and leading retailer of freshly squeezed juice, from January 2015 to September 2018; he also served on Jamba, Inc.’s Nominating, Corporate Governance and Audit Committees.  He served on the board of The Pantry, Inc., the largest independently operated convenience store chains in the U.S. from March 2014 until it was acquired in February 2015.  Mr. Pappas also served on the board of directors, including Chairman of the Board, of Morgan’s Foods from February 2012 to May 2014 until it was acquired.  Mr. Pappas received a BBA in Information Technology and a Masters in Finance from Texas A&M University.  Mr. Pappas has substantial skills in marketing and branding, as well as experience with growth-oriented businesses.  Mr. Pappas also offers a strong tactical and financial background.

Sejal Patel, 43, is a Portfolio Manager at Skale Investments since January 2019.  From July 2015 through September 2018, she was a Partner/Advisor at Lake Trail Capital, a private investment firm.  Her prior work experience includes serving as Vice President of Indus Capital, a hedge fund manager focused on Asian and Japanese equities, from 2012 to 2015 and Director for Kelusa Capital Management, a hedge fund manager focused on Asian equities, from 2006 to 2012. She served on the Boards of Value Quest Capital, a value fund based in India, since 2014 and the Tiger Foundation, a non-profit organization based in New York, from 2009 to 2018. She received a B.S. in Economics from the University of Pennsylvania.  Ms. Patel brings a strong financial and business background to our Board.

William M. Warren, 77,  is president and sole Director of William M. Warren, PLLC, an independent law firm.  He also serves as of Counsel to Loe Warren P.C., a law firm located in Fort Worth Texas, where he was President and Director from 1979 until December 2019.  He has served as one of our directors from 1993 to 2003 and since 2013 and also served as our Secretary and General Counsel from 1993 until 2018.  Mr. Warren brings to our Board extensive legal and industry experience, as well as a long history with, and deep institutional knowledge of, the Company.

The information relating to the occupations and security holdings of our directors and nominees is based upon information received from them.

ADDITIONAL INFORMATION CONCERNING OUR BOARD OF DIRECTORS

Meeting Attendance

During fiscal 2021, the Board of Directors held four regularly scheduled meetings.  All current directors who served during 2021 attended 75% or more of the aggregate of the total number of meetings of the Board of Directors and of committees of the Board of Directors of which he or she was a member and which were held during the time that he or she was a director or member of such committee, as applicable.  We encourage and expect our directors to attend our Annual Meeting absent extenuating circumstances, but we do not have a formal policy requiring attendance.  All of our directors attended our Annual Meeting held in 2021, in person or by teleconference.

Director Independence

The Board of Directors has considered the listing requirements of the Nasdaq for "independence" of directors, and it has determined that our non-employee directors Vicki Cantrell, Elaine Crowley, Jefferson Gramm, Sharon Leite, James Pappas, Sejal Patel and William Warren are independent under these requirements.  Our non-employee directors hold executive sessions at each regular meeting.

Board of Directors Leadership Structure

The Board of Directors has determined it appropriate to separate the roles of CEO and Chairman, allowing the CEO to run Tandy Leather Factory, Inc. and the Chairman to run the Board of Directors.  Janet Carr has been our Chief Executive Officer since October 2018.  Jefferson Gramm, one of our directors, has been Chairman of the Board since 2017.  We believe our CEO and our Chairman have an excellent working relationship that has allowed the CEO to focus on the challenges that we face in the current business environment.  The separation of the CEO and Chairman positions provides strong leadership for our Board of Directors, while also positioning our CEO as our leader in the eyes of our customers, employees, and other stakeholders.

Our Board of Directors currently has seven independent members and one non-independent member; at the time of the 2022 Annual Meeting of Stockholders, we are decreasing the size of our Board from eight members to seven.  We have three committees of the Board of Directors comprised solely of independent directors, with three different independent directors serving as chairs of the committees.  We believe that the number of independent, experienced directors that make up our Board of Directors benefits us and our stockholders.

Risk Oversight

The Board of Directors’ role in risk oversight is administered directly and through its standing committees, with each committee’s role more fully described in the “Committees of the Board of Directors” section below.  The Audit Committee assists the Board in fulfilling its oversight responsibility relating to the performance of our system of internal controls, the integrity of our financial statements, legal and regulatory compliance, our audit, accounting and financial reporting processes, the qualifications, independence and work of our independent registered public accounting firm, and the evaluation of enterprise risk issues, particularly those risk issues not overseen by other committees.  The Compensation Committee is responsible for overseeing the management of risks relating to our compensation programs, policies and practices.  The Nominating and Governance Committee manages risks associated with corporate governance, related person transactions, succession planning, business conduct and ethics, and the performance of the Board, its committees and directors.

While each committee is responsible for evaluating certain risks and overseeing the management of those risks, the entire Board is regularly informed about those risks through committee reports or by attending committee meetings.  The reports presented to the Board include discussions of committee agenda topics, including matters involving risk oversight. The Board also directly considers specific topics, including risks associated with our strategic plan, capital structure, information/cyber security and development activities.  Members of management who supervise the day-to-day risk management responsibilities periodically provide reports to the Board as a whole and to the committees as requested.

Director Compensation

Compensation of non-employee directors is determined by the Board. Our non-employee directors are paid an annual cash retainer of $16,000; in addition, the Chairman of the Audit Committee is paid an additional annual retainer of $5,000, and other members of the Audit Committee are paid an additional retainer of $2,000. All directors are reimbursed for reasonable expenses incurred in connection with their service on our Board of Directors, including the committees thereof.

We generally award restricted stock units annually to each non-employee director in accordance with our 2013 Restricted Stock Plan; these grants generally have a value equal to approximately $14,000 (based on the fair market value of our common stock as of the date of grant) and vest equally over a four-year period from the date of grant.  In February 2021, we awarded each non-employee director other than Mr. Gramm (who voluntarily declined this equity grant) a grant of restricted stock units with a fair market value equal to $14,000 as of the grant date; the shares underlying the 2021 awards will vest equally over a four-year period from the date of grant.  Upon joining the Board in May 2021, Elaine Crowley was awarded a grant of restricted stock units with these same terms.

The goal of our restricted stock unit grants to directors is to attract and retain competent non-employee personnel to serve on our Board of Directors by offering them long-term equity incentives.  Each of our non-employee directors is eligible to participate in this plan.

DIRECTOR COMPENSATION TABLE

The table below summarizes the compensation paid by us to our non-employee directors for their service on the Board during the year ended December 31, 2021.  Our directors who are also employees receive no additional compensation for serving as directors.

Name	Fees Earned or Paid in Cash ($)	Restricted Stock Awards($)	Total ($)
Vicki Cantrell	$16,000	$14,000	$30,000
Elaine Crowley	12,892	14,000	26,892
Jefferson Gramm	16,000	-	16,000
Sharon M. Leite	18,000	14,000	32,000
James Pappas	18,500	14,000	32,500
Sejal Patel	18,000	14,000	32,000
William Warren	16,000	14,000	30,000

COMMITTEES OF THE BOARD OF DIRECTORS

As of the date of this proxy statement, our Board of Directors has three committees: (1) Audit Committee, (2) Compensation Committee, and (3) Nominating and Governance Committee.  The membership as of the date of this proxy statement and the function of each committee are described below.

Name of Director	Audit	Compensation	Nom/Gov
Non-Employee Directors:
Vicki Cantrell		X	C
Elaine D. Crowley	C
Jefferson Gramm		X	X
Sharon M. Leite	X	C
James Pappas			X
Sejal Patel	X
William Warren
Employee Director:
Janet Carr
Number of Meetings in Fiscal 2021	9	2	2

X = Committee member; C = Committee Chairman

Nominating and Governance Committee

We have a Nominating and Governance Committee consisting of three directors, all of whom are “independent” under the listing requirements of Nasdaq.  The Nominating and Governance Committee met two times during 2021.

The Board of Directors has adopted a written charter for the Nominating and Governance Committee, which is available on our website at www.tandyleather.com.  This charter provides that the Nominating and Governance Committee is responsible for identifying individuals qualified to become directors consistent with criteria as may be established by the Board of Directors.  The charter also provides that the Nominating and Governance Committee shall take into account such additional factors as it deems appropriate in evaluating candidates.  These factors may include strength of character, mature judgment, career specialization, relevant technical skills, diversity and the extent to which a candidate would fill a present need on the Board of Directors.  In addition, the charter states that the Nominating and Governance Committee will consider stockholder recommendations of director nominees, as well as nominations by our senior officers.  The Nominating and Governance Committee evaluates all director nominees in a like manner without regard as to who recommended the nomination.  Traditionally, we have not engaged third parties to identify or evaluate potential directors or to assist in that process.  In addition, the Nominating and Governance Committee makes a review and evaluation periodically of the Board of Directors and the Nominating and Governance Committee's own performance.  Further, the Nominating and Governance Committee, among other functions:  (1) conducts an annual performance evaluation of the full Board and all committees; (2) reviews and recommends changes to the Company’s governing documents (charter, bylaws, governance principles, etc.), (3) recommends persons to serve on the Nominating and Governance Committee as members, as well as the possible removal of any incumbent Nominating and Governance Committee members, and (4) reviews and approves any “related party” transactions with the Company’s directors and officers.

Stockholders may nominate director nominees for consideration by writing to our Secretary at 1900 Southeast Loop 820, Fort Worth, Texas  76140-1003.  Any such nomination must include:

•
As to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required by the Company’s Bylaws and required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor regulation thereto (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

•
The information regarding the nominating stockholder that is required by the Company’s Bylaws, Including (but not limited to) the nominating stockholder’s name and address, as they appear on our books, and the class and number of our shares beneficially owned by him.

The Nominating and Governance Committee recommended to the Board of Directors that all seven director nominees listed in this proxy statement serve as directors for a term ending on the date of the 2023 Annual Meeting of Stockholders.

The Nominating and Governance Committee will consider nominees for directors recommended by our stockholders and will evaluate such nominees using the same criteria used to evaluate director candidates as described above. Nominations of persons for election to the Board of Directors may be made by any stockholder entitled to vote for the election of directors at the applicable meeting that complies with the notice procedures set forth in our bylaws. Such nominations shall be made pursuant to timely notice in writing to our Secretary. To be timely, a stockholder’s notice shall be delivered to or mailed and received at our principal executive offices not less than 30 days nor more than 60 days prior to the applicable meeting; provided, however, that if less than 40 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholders to be timely must be so received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made. Any adjournment(s) or postponement(s) of the original meeting whereby the meeting will reconvene within 30 days from the original date shall be deemed for purposes of notice to be a continuation of the original meeting and no nominations by a stockholder of persons to be elected directors may be made at any such reconvened meeting other than pursuant to a notice that was timely for the meeting on the date originally scheduled. The stockholder’s notice shall set forth: (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor regulation thereto (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving notice (a) the name and address, as they appear on our books, of such stockholder, and (b) the class and number of our shares that are beneficially owned by such stockholder.

Compensation Committee

The Compensation Committee is responsible for recommending to the Board of Directors the compensation program of the executive officers.  The Compensation Committee consists of three directors, all of whom are “independent” under the listing requirements of Nasdaq. The Compensation Committee submits all issues concerning executive compensation to the full Board of Directors for approval.  It may not delegate this authority.  The Board of Directors has adopted a written charter for the Compensation Committee, which is available on our website at www.tandyleather.com.  The Compensation Committee met two times during 2021.

Audit Committee

The Audit Committee’s basic role is to assist the Board of Directors in fulfilling its fiduciary responsibility pertaining to our accounting policies and reporting practices.  Among other duties, the Audit Committee is to be the Board of Directors’ principal agent in assuring the independence of our outside auditor, the integrity of management, and the adequacy of disclosures to stockholders.  The Audit Committee has been structured to comply with the requirements of Section 3(a)(58)(A) of the Exchange Act.  The Board of Directors has determined that all members of the Audit Committee are “independent” under the applicable rules of the Nasdaq and that Elaine Crowley, Chairman of the Audit Committee, qualifies as an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K.  The Board of Directors has adopted a written charter for the Audit Committee, which is available on our website at www.tandyleather.com.  The Audit Committee met nine times during 2021.  The Report of the Audit Committee for the fiscal year ended December 31, 2021 appears below.

PROPOSAL TWO:  RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors Recommends a Vote “FOR” the ratification of appointment of our independent registered public accounting firm for fiscal year 2022.

The Audit Committee has appointed Weaver and Tidwell LLP (“Weaver”) to serve as our independent registered public accounting firm for fiscal year 2022. We are asking stockholders to ratify the appointment of Weaver as our independent registered public accounting firm at the 2022 annual meeting of stockholders.  Representatives of Weaver are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Our bylaws do not require that the stockholders ratify the appointment of Weaver as our independent auditors. However, we are submitting the appointment of Weaver to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the appointment, the Board of Directors and the Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending December 31, 2023 (“fiscal year 2023”).  Even if the appointment of Weaver is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the best interests of the Company and our stockholders.  At this time, the Board and the Audit Committee believe that the continued retention of Weaver to serve as our independent auditors is in the best interest of the Company and our stockholders.

Audit Fees

Weaver performed the audits of our 2021 and 2020 financial statements, as well as the reviews of the financial statements included in our Forms 10-Q for the same periods.  During 2021 and 2020, Weaver also performed services in connection with the restatement of our 2017 – 2018 financial statements and with the preparation of financial statements for 2019.  The amounts shown below are the aggregate amounts paid to Weaver during 2021 and 2020 for services in the categories indicated and include fees for services relating to those prior years.

Types of Fees	2021	2020
Audit fees	$418,775	$352,691
Audit-related fees	-	-
Tax fees	-	-
All other fees	-	-
Total	$418,775	$352,691

In accordance with the charter of our Audit Committee as in effect at the relevant times and the rules of the SEC, the Audit Committee approved all of the fees indicated above before the services were provided, except for portions of the 2021 and 2020 fees relating to the financial restatement of the prior years, which were not able to be determined before the services were begun.  The Audit Committee considered the services listed above to be compatible with maintaining Weaver’s independence.

Report of the Audit Committee

As members of the Audit Committee, we oversee Tandy Leather Factory, Inc.’s financial reporting process on behalf of the Board of Directors.  Management is responsible for the preparation, presentation, and integrity of our financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations.  The independent auditors are responsible for auditing the annual consolidated financial statements prepared by management and expressing an opinion as to whether those financial statements conform with accounting principles generally accepted in the United States of America as well as expressing an opinion on the effectiveness of internal control over financial reporting.

The Audit Committee is also responsible for selecting and evaluating the independence of the Company’s independent auditors and for pre-approving the audit and non-audit services rendered by the independent auditors.  During 2021 we recommended, and the Board of Directors approved, the appointment of Weaver as independent auditors for the year ended December 31, 2021.  Our auditors are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

The Audit Committee reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2021 with management and the Company’s independent auditors. These discussions included a review of the reasonableness of significant judgments, the quality, not just acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee.   The Audit Committee has received from Weaver the written disclosures and the letter required by the applicable requirements of the PCAOB regarding Weaver’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Weaver their independence from us and our management.  Based upon the review and discussions described in this report, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 that has been filed with the Securities and Exchange Commission.

The foregoing report was submitted by the Audit Committee and shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act.

AUDIT COMMITTEE:
Elaine D. Crowley, Chair
Sharon M. Leite
Sejal Patel

COMPENSATION DISCUSSION AND ANALYSIS

The primary focus of our executive compensation programs is to improve our performance year over year and over a longer-term period.  The compensation programs were designed to provide the tools necessary to hire executives with the skills needed to manage Tandy Leather Factory, Inc. to meet these goals and to retain them over the long-term.  In developing the programs, a key consideration was to have plans that were easy to understand and administer, while being competitive with companies of similar size and philosophy.  Over the past several years, management and the Compensation Committee have worked to refine the compensation programs used to ensure that they support these goals and our ongoing business objectives.  Our philosophy has been to reward team performance, measured by our overall results.  Each executive officer’s compensation is linked to their individual contribution toward increases in the size of our operations, our income, and increases in stockholder value.  At the 2021 Annual Meeting, stockholders were asked to approve Tandy Leather Factory, Inc.’s 2020 executive compensation programs.  Approximately 92% of the shares voted approved the program.  In consideration of these results and other factors the the Compensation Committee evaluates on a regular basis, the Compensation Committee concluded that Tandy Leather Factory, Inc.’s existing executive compensation programs continue to be appropriate to support Tandy Leather Factory, Inc.’s compensation philosophy and objectives described in this discussion.

Compensation for our executive officers consists of the following components:

•	Base salary;
•	Annual incentive bonus;
•	Restricted stock unit grants;
•	Retirement and other benefits, and
•	Employment Agreements.

Each of these elements of pay is described below.

Company Performance.  In 2021, Tandy Leather Factory, Inc.’s sales increased approximately 29% from 2020, and the Company returned to profitability after two years of operating losses.

Base Salary

Base salaries are intended to reward our executive officers based upon their roles within Tandy Leather Factory, Inc. and for their performance in those roles.  Base salaries are established when an executive officer is hired, based on prior experience and compared to salaries for comparable positions in other companies.  Base salaries are generally increased annually, if market factors dictate such increases and assuming our financial performance is satisfactory.  The Company did not increase base salaries for its executive officers during 2021.

Bonuses

We may award discretionary bonuses to our Chief Executive Officer, as determined by the Compensation Committee.  We determine these bonuses on a subjective basis, considering business prospects for the upcoming year and the improvement in our net income and financial position for the year in question.  These discretionary bonuses are awarded annually and paid generally in the first quarter of the following year.  We did not award any bonuses to our Chief Executive Officer for 2021.

Restricted Stock Unit Grants

We award restricted stock unit grants to promote long-term retention of executive officers and permit them to accumulate equity ownership in Tandy Leather Factory, Inc., so that the interests of our management team are directly aligned with the interest of our stockholders.  We believe it is important to have an element of compensation that is focused directly on retaining talent so that we can minimize potential loss of company and industry knowledge and the disruption inherent in unplanned turnovers.  Restricted stock unit grants also align our executive officers with our stockholders by making them stockholders themselves.  Retaining talent and aligning interests encourages our executive officers to take actions to enhance the value of our business and increase stockholder value.  Time-based restricted stock unit awards generally vest equally over four years.  We did not grant any restricted stock units to our Chief Executive Officer during 2021.

Retirement and Other Benefits

Our benefits program includes a retirement plan and a group insurance program.  The objective of the program is to provide executive officers with reasonable and competitive levels of protection against the four contingencies (retirement, death, disability and ill health) that could interrupt the executive officer’s employment and/or income received as an active employee.  Our retirement plans are designed to provide a competitive level of retirement income to our executive officers and to reward them for continued service with Tandy Leather Factory, Inc.  The retirement program for executive officers consists of a tax-qualified 401(k) Plan that covers all full-time employees.  The group insurance program consists of life and health insurance benefits plans that cover all full-time employees.

Employment Agreement with Ms. Carr

We have entered into an employment agreement with Janet Carr, CEO, dated as of October 2, 2018.   Under this agreement, Ms. Carr is entitled to receive an annual base salary of $500,000 and is eligible to receive an annual discretionary bonus, as determined by the Board.  Also under this agreement, On October 2, 2018, Ms. Carr received: (i) a time-based equity grant of 460,000 restricted stock units (“RSUs”) that vest over five years from the date of the grant; (ii) a performance-based equity grant of 92,000 RSUs that will vest if/when the Company’s operating income exceeds $12 million dollars two fiscal years in a row; and (iii) a performance-based equity grant of 92,000 RSUs that will vest if/when the Company’s operating income exceeds $14 million dollars in one fiscal year.  Ms. Carr was also reimbursed for reasonable costs and expenses in connection with her commute and relocation from New York to Texas in 2019.  If Ms. Carr’s employment is terminated by the Company without Cause or by Ms. Carr for Good Reason (each as defined in her employment agreement), Ms. Carr would receive twelve months of base salary and an annual reimbursement of COBRA payments and vest in a pro-rata portion of the time-based RSUs, based on the number of days that Ms. Carr is employed.  Any unvested performance-based RSUs would be forfeited.  In the event that Ms. Carr’s employment is terminated by the Company without Cause or by Ms. Carr for Good Reason within six months prior to or one year after a Change in Control (as defined in her employment agreement), Ms. Carr would receive thirty-six months of base salary and an annual reimbursement of COBRA payments and vest in a pro-rata portion of the time-based RSUs, based on the number of days that Ms. Carr had been employed.  Any unvested performance-based RSUs would be forfeited.  Under this agreement, a “Change in Control” is a defined term that includes a merger, a sale of all or substantially all of our assets or a similar transaction involving us, a third party acquiring more than 50% of our shares which includes, in general, a person or entity becoming a 50% or greater stockholder of us, a covered removal of directors on our board of directors, or our liquidation or dissolution.

Change in Control Effect on other Restricted Stock Units

Our 2013 Restricted Stock Plan (which does not include the grants to Ms. Carr described above) also provides for accelerated vesting in the event of a “change of control”, whose meaning is materially the same as a Change in Control described above for Ms. Carr’s employment agreement.  Except to the extent that the Compensation Committee provides a result more favorable to holders of awards, in the event of a change of control, restricted stock units that are not vested before a change of control will vest on the date of the change of control.

Separation and Release Agreement with Steven Swank

We entered into a Separation and Release Agreement with Steven Swank, the Company’s Chief Financial Officer from July 2020 until January 2021, dated as of January 6, 2021.  Pursuant to this agreement, Mr. Swank remained with the Company until March 5, 2021 (the “Separation Date”) to assist with transition.  During this period, Mr. Swank continued to receive his base salary of $275,000 per year and continued to participate in all company health and retirement plans and other benefits programs.  The Company also agreed not to seek reimbursement from Mr. Swank for relocation or health insurance-related payments totalling $44,544 made to Mr. Swank at the time of his hire.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis (“CD&A”) with management and, based on such review and discussion, recommended to the Board of Directors that the CD&A be included in Tandy Leather Factory, Inc.’s Form 10-K and proxy statement.

The foregoing report was submitted by the Compensation Committee and shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC, other than as provided in Item 407 of Regulation S-K, or to the liabilities of Section 18 of the Exchange Act.

COMPENSATION COMMITTEE:
Sharon M. Leite, Chair
Vicki Cantrell
Jefferson Gramm

COMPENSATION TABLES AND OTHER INFORMATION

The following table includes information required by Item 402 of Regulation S-K promulgated by the SEC.  The amounts shown represent the compensation paid to our named executive officers for each fiscal year noted in the table, for services rendered to us.  For a more complete discussion of the elements of compensation included in this table, please refer to the discussion reflected in “Compensation Discussion and Analysis” above.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus		Restricted Stock Awards		All Other Compensation			Total
Janet Carr, Chief Executive Officer (1)	2021 2020	$500,000 $361,574	$	- -	$	- -		$20,635 $10,000	(3) (3)	$520,635 $371,574
Steven Swank, Chief Financial Officer (2)	2021 2020	$58,173 $123,077		$-	$	- $30,000	$	- $44,544	(4)	$58,173 $197,621
Michael Galvan, Chief Financial Officer	2021	$282,693		$-		$-		$-		$282,693

(1)
In October 2018, Ms. Carr was appointed CEO with an annual salary of $500,000.  In addition, Ms. Carr was granted 644,000 restricted stock units; the amount reported as the value of these restricted stock units is based on the grant date fair value of $7.39 per share, computed in accordance with FASB ASC Topic 718.

(2)
In July 2020, Mr. Swank was granted restricted stock units valued on the grant date at $30,000 based on the grant date fair value of $3.31 per share, computed in accordance with FASB ASC Topic 718.  Mr. Swank’s position as an executive officer of the Company terminated in January 2021, although he continued to remain employed by the Company in a non-executive-officer capacity until March 2021, at which time these restricted stock units were cancelled.

(3)
For 2020, represents matching funds contributed to Ms. Carr’s Company 401(k) plan.  For 2021, represents $9,035 of Company-reimbursed moving expenses for Ms. Carr and $11,600 of matching funds contributed to Ms. Carr’s Company 401(k) plan.

(4)	Represents $42,376 paid by the Company to Mr. Swank for his relocation to Texas and $2,168 reimbursed to Mr. Swank for extending his health insurance coverage from his prior employer.

GRANTS OF PLAN-BASED AWARDS

The Company did not grant any plan-based or non-plan-based equity awards to its Executive Officers during 2021.

OUTSTANDING STOCK AWARDS
as of December 31, 2021

Name	Number of shares of stock that have not vested (#)	Market value of shares of stock that have not vested ($)
Janet Carr (1)	368,000	$1,895,200

(1)
Vesting is subject to Ms. Carr’s continued employment with the Company and to the achievement of performance criteria set forth in 184,000 performance-based restricted stock award units granted to her in 2018.

PROPOSAL THREE:  ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY” VOTE)

The Board of Directors recommends a vote “FOR” the advisory approval of the executive compensation of our named executive officers as disclosed in this proxy statement.

Based upon a vote of stockholders at our 2017 Annual Meeting, following the Board of Directors’ recommendation for an annual advisory vote to approve the compensation of our named executive officers, we are providing stockholders with an annual advisory vote on executive compensation. The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which was signed into law July 21, 2010, added Section 14A to the Securities Exchange Act of 1934, as amended, and requires that we provide our stockholders with an opportunity to cast an advisory vote on the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC. This proposal, commonly known as a “Say-on-Pay” vote, gives stockholders the opportunity to approve, reject or abstain from voting with respect to our fiscal 2021 executive compensation programs and policies and the compensation paid to our named executive officers.

As discussed in this proxy statement under the heading “Compensation Discussion and Analysis,” our executive compensation program is designed to serve us and our stockholders by aligning executive compensation with stockholder interests and by encouraging and rewarding management initiatives that will benefit us and our stockholders, customers, and employees over the long-term.

At last year’s annual meeting, approximately 99% of the votes cast on the advisory vote on executive compensation were in favor of our named executive officer compensation for 2020.  We are asking our stockholders to again indicate their support for our named executive officer compensation as described in this proxy statement.  This is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.  Accordingly, we are asking our stockholders to approve, on an advisory basis, the following resolution:

“RESOLVED, that the stockholders of Tandy Leather Factory, Inc. approve, on an advisory basis, the compensation paid to the named executive officers of Tandy Leather Factory, Inc., as disclosed in the 2022 proxy statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosures.”

Approval of this proposal requires the affirmative vote of the holders of a majority of the shares entitled to vote on, and who vote for and against, this proposal.  Although your vote on this matter is advisory in nature and therefore will not be binding upon Tandy Leather Factory, Inc., the Compensation Committee or the Board of Directors, your advisory vote will serve as an additional tool to guide the Board of Directors and the Compensation Committee in continuing to improve the alignment of our executive compensation programs with the interests of us and our stockholders.  The vote on this resolution is not intended to address any specific element of compensation but rather relates to overall compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.

PROPOSAL FOUR:  ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION (“FREQUENCY” VOTE)

The Board of Directors recommends a vote of “1 YEAR” for the frequency with which future advisory votes on the executive compensation of our named executive officers occurs.

The Dodd-Frank Act added Section 14A to the Exchange Act of 1934, as amended, and requires that we provide our stockholders with an opportunity to advise the Board of Directors as to whether the Company should conduct an advisory vote with respect to its executive compensation as described pursuant to the compensation disclosure rules of the SEC at every annual, second annual or third annual meeting of stockholders. This proposal, known also as the “Frequency” vote, provides stockholders with the opportunity to vote at this Annual Meeting on the frequency with which we should conduct advisory Say-on-Pay votes in future annual meetings.

We are presenting this proposal, which gives you as a stockholder the opportunity to express your view on the appropriate frequency (every year, every other year, every third year, or abstain) of conducting an advisory Say-on-Pay stockholder vote on our executive compensation by voting for one of the following options:

“RESOLVED, that the stockholders of Tandy Leather Factory, Inc. Company approve, on an advisory basis, that Tandy Leather Factory, Inc. conduct an advisory vote on the compensation of its named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosures contained in the proxy statement related to the annual meeting of the stockholders of Tandy Leather Factory, Inc. for the relevant year:

[SELECT ONLY ONE OPTION BELOW]
Every 1 year;
Every 2 years;
Every 3 years; or
Abstain”

The option that receives the highest number of votes cast by the stockholders will be the frequency for the future advisory votes on executive compensation deemed to have been approved by the stockholders.  Your vote on this matter is advisory in nature and therefore will not be binding upon the Company, the Compensation Committee or the Board of Directors.  However, we value our stockholders’ opinions and will take into account the outcome of the vote when making future decisions about how often we conduct an advisory stockholder vote on the compensation of named executive officers.

RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS

On January 28, 2021, the Company entered into an agreement with Central Square Management, an institutional shareholder of more than 5% of the Company’s common stock, to repurchase 500,000 shares of the Company’s common stock in a private transaction.  The purchase price was $3.35 per share and $1,675,000 in total.  The closing of the repurchase of those shares took place on February 1, 2021.  Prior to the repurchase, the repurchased shares represented approximately 5.5% of the Company’s outstanding common stock.  The Company believes that the transaction was an arm’s length transaction, and it was executed at the then-current market price for the Company’s common stock and otherwise on favorable terms to the Company.

For our last two fiscal years, there have been no other transactions, and there is no currently proposed transaction, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent (1%) of the average of our total assets at year-end for our last two most recently completed fiscal years, and in which any related person, as defined under Item 404(a) of Regulation S-K, had or will have a direct or indirect material interest.  Such related persons include our directors, executive officers, nominees for director, any beneficial owner of more than five percent (5%) of our common stock, and their immediate family members.

Our Code of Business Conduct, which applies to all employees, including our executive officers and our directors, provides that our employees and officers and members of our Board of Directors are expected to use sound judgment to help us maintain appropriate compliance procedures and to carry out our business with honesty and in compliance with law and high ethical standards.  In addition, our directors and officers are expected to report any potential related party transactions to the Board of Directors.  Our Nominating and Governance Committee, on behalf of the Board of Directors, reviews the material facts of all reported matters, by taking into account, among other factors it deems appropriate, whether a transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction to determine whether an actual conflict of interest exists.  No director may participate in any discussion or approval of a matter for which he or she is a related party.  An annual review and assessment of any ongoing relationship with a related party is performed by the Audit Committee and reported to the Board of Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Sections 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and holders of more than 10% of our common stock to file reports regarding their ownership and changes in ownership of our securities with the SEC.  Based solely on a review of the copies of such reports and amendments thereto furnished to us with respect to fiscal 2021 and written representations from our directors and executive officers, we believe that, during fiscal 2021, our directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements.

CODE OF ETHICS

The Company’s Board of Directors has adopted the Tandy Leather Facxtory, Inc. Code of Business Conduct and Ethics, which applies to the Company’s Chief Executive Officer, Chief Financial Officer, Controller and all other employees and Directors of the Company.  This Code can be found at the Company’s website, www.tandyleather.com, under the Investor Relations/Corporate Governance tabs.

EQUITY COMPENSATION PLANS

The following table sets forth information regarding our equity compensation plans (including individual compensation arrangements) that authorize the issuance of shares of our common stock.  The information is aggregated in two categories: plans previously approved by our stockholders and plans not approved by our stockholders.  The table includes information for officers, directors, employees and non-employees.  All information is as of December 31, 2021.

Plan Category	Column (A) Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Column (B) Weighted-average exercise price of outstanding options, warrants and rights	Column (C) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (A)
Equity compensation plans approved by stockholders	60,224	$-	630,202
Equity compensation plans not approved by stockholders	368,000	-	-
TOTAL	428,224	$-	617, 670

OTHER MATTERS
Solicitation of Proxies

We will pay for the cost of soliciting proxies.  Our directors, officers and employees may solicit proxies.  They will not be paid for soliciting the proxies but may be reimbursed for out-of-pocket expenses related to the proxy solicitation.  Proxies may be solicited in person, by mail, by telephone, by telegram or other means of communication.  We will make arrangements with custodians, nominees and fiduciaries in order to forward proxy solicitation materials to beneficial owners of common stock.

Stockholder Proposals for 2023

If you wish to present a proposal for consideration at an annual meeting, you must send written notice of the proposal to our Secretary not less than 90 and not more than 120 days before the anniversary date of the Company’s most recent annual meeting, provided, however, that if the annual meeting is called for a date that is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the stockholder to be timely must be so received not earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which the public announcement of the date of the annual meeting is first made by the Company.  We have not received notice of any stockholder proposals to be presented at this year’s Annual Meeting.

If you would like your proposal to be included in next year’s proxy statement, you must submit the proposal to our Secretary by no later than January 27, 2023, or, if we hold our next annual meeting on a date that is more than 30 days from the anniversary of our 2022 Annual Meeting, a reasonable time before we begin to print and send our proxy materials.  We will include your proposal in our next annual proxy statement if it is a proposal that we would be required to include pursuant to the rules of the SEC.  You may write to our Secretary at 1900 Southeast Loop 820, Fort Worth, Texas 76140-1003 to present a proposal for consideration.

See “Nominating and Governance Committee” under “Committees of the Board of Directors” for the process for stockholders to follow to suggest a director candidate to the Nominating and Governance Committee for nomination by the Board of Directors or to nominate persons for election to our Board of Directors at an applicable meeting of our stockholders.

If a stockholder raises a matter at the Annual Meeting that requires a stockholder vote, the person to whom you have given your proxy will use his or her discretion to vote on the matter on your behalf.  According to our by-laws, any proposal other than the election of directors properly raised at the Annual Meeting by a stockholder will require the affirmative vote of a majority of the shares deemed present at the Annual Meeting, whether in person or by proxy, unless a different approval threshold is required by applicable law.

Stockholder Communications with Board of Directors

Stockholders who wish to communicate with the Chairman or with the directors as a group may do so by writing to our Secretary at Tandy Leather Factory, Inc., 1900 Southeast Loop 820, Fort Worth, Texas 76140-1003.  Our Secretary will forward your communication to the directors or Chairman of the Board as requested by the stockholder.  All appropriate communications addressed to directors will be reviewed by our Secretary.  Because other appropriate avenues of communication exist for matters that are not of stockholder interest, such as general business complaints or employee grievances, communications that do not relate to matters of stockholder interest will not be forwarded to the Board of Directors.  Our Secretary has the option, but not the obligation, to forward these other communications to appropriate channels within Tandy Leather Factory, Inc.

Management knows of no other business to be brought before the 2022 Annual Meeting of Stockholders.  However if any other matters shall properly come before such meeting, it is the intention of the persons named in the enclosed Proxy to vote such Proxy in accordance with their best judgment on such matters.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY.  THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO FILL IN, SIGN AND RETURN THE PROXY IN THE ENCLOSED ENVELOPE, OR TO VOTE ELECTRONICALLY AS DESCRIBED ON PAGE 2 OF THIS PROXY STATEMENT.

TANDY LEATHER FACTORY, INC.

Chairman of the Board

Fort Worth, Texas
April 27, 2022

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D83985-P67626

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

TANDY LEATHER FACTORY, INC.

	For All	Withhold All	For All Except
1. Election of Seven Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Vicki Cantrell
02) Janet Carr
03) Elaine D. Crowley
04) Jefferson Gramm
05) James Pappas
06) Sejal Patel
07) William M. Warren

	For	Against	Abstain
2. Ratification of Appointment of our Independent Registered Public Accounting Firm.	☐	☐	☐
3. To approve, by non-binding advisory vote, the compensation of our named executive officers for the year ended December 31, 2021.	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
4. To approve, by non-binding advisory vote, the frequency of our advisory vote on executive compensation.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

BRENTWOOD, NY 11717 ! ! ! ! 1 Year 2 Years 3 Years Abstain ! ! ! VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 6, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 6, 2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTE w

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. D83986-P67626 TANDY LEATHER FACTORY, INC. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING ON JUNE 7, 2022 The undersigned hereby appoint(s) Janet Carr and Daniel Ross, and each of them, proxies or proxy of the undersigned with full power of substitution and revocation, to act and vote all of the undersigned's shares of Tandy Leather Factory, Inc. common stock, with all the powers that the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Tandy Leather Factory, Inc. at Fort Worth, Texas on June 7, 2022, or any resumption of the Annual Meeting after any adjournment thereof, as indicated on this proxy, and in their discretion on any other matters which may properly come before the meeting. The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such shares of stock if no directors are given, this proxy will be voted “FOR” Proposal 1, “FOR” Proposals 2 and 3 and “1 Year” on Proposal 4. Continued and to be signed on reverse side